                                                 Exhibit 23.1


                 CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statement Nos. 32-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803,
33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952,
33-58708, 33-72158, 033-55265  (Post-Effective Amendment No. 1), 033-60379,
033-63547, 333-11639, 333-15923, 333-29099, 333-70459, and 333-74371 of 3Com
Corporation on Form S-8 of our report dated June 22, 1999, appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 28, 1999.

DELOITTE & TOUCHE LLP

San Jose, California
August 16, 1999